SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 24, 2007

(Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

950 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices, including zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

On October 19, 2007, the Board of Directors of Intuitive Surgical, Inc. elected George Stalk, Jr. and Mark J. Rubash to the Board of Directors, effective as of October 19, 2007, to fill a vacant seat and to fill a newly created directorship resulting from the increase in the authorized number of directors under the Bylaws of Intuitive Surgical, Inc.

Mr. Stalk is a Senior Partner and Managing Director at The Boston Consulting Group (BCG) in the Toronto office. Mr. Stalk started with BCG in Boston in 1978 and has been with the firm’s Tokyo and Chicago offices as well. Mr. Stalk received a BS in Engineering Mechanics from the University of Michigan, MS in Aeronautics and Astronautics from Massachusetts Institute of Technology and MBA from Harvard Business School.

Mr. Rubash is the Chief Financial Officer at Rearden Commerce. Prior to joining Rearden, Mr. Rubash was a Senior Vice President at Yahoo! Inc. from February to July 2007. Prior to joining Yahoo!, Mr. Rubash held various senior positions at eBay Inc from February 2001 to July 2005. From October 1987 to January 2000, Mr. Rubash was an audit partner at PriceWaterhouseCoopers where he was most recently the Global Leader for their Internet Industry Practice and Practice Leader for their Silicon Valley Software Industry Practice. Mr. Rubash received his BS in Accounting from California State University Sacramento. Mr. Rubash is currently a member of the Board of Directors and Chairman of the Audit Committee of Line 6 Corporation, a privately-held music products manufacturer located in Calabasas, CA.

Mr. George Stalk, Jr. was elected as Class II director, and Mr. Mark J. Rubash was elected as a Class III director. Mr. Stalk was appointed as a member of the Governance and Nominating Committee of the Board of Directors, and Mr. Rubash has been appointed as a member of the Audit Committee of the Board of Directors.

The Board of Directors has affirmatively determined that Mr. Stalk and Mr. Rubash are independent of Intuitive Surgical, Inc. and its management under Nasdaq National Market listing standards and the standards set forth in the Company’s Nominating and Governance Committee Charter.

Mr. Stalk and Mr. Rubash will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the definitive proxy statement filed with the Commission on March 2, 2007, although the annual cash retainer shall be prorated so that Mr. Stalk and Mr. Rubash receive quarterly payments for only those quarters in which they attend any Board meeting. Such compensation includes an initial option grant to purchase 15,000 shares of the Company’s common stock with one-third of the shares vesting one year from the date of grant and 1/36th of the shares vesting monthly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: October 24, 2007	By	/s/ Marshall L. Mohr
		Name:	Marshall L. Mohr
		Title:	Senior Vice President and Chief Financial Officer